UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023 (September 22, 2023)

NCR ATLEOS, LLC*

(Exact name of registrant as specified in its charter)

Commission File Number 001-41728

Delaware	92-3588560
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-1936

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NATL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*	NCR Atleos, LLC is expected to convert into a corporation and be renamed NCR Atleos Corporation prior to the completion of the spin-off (as defined below).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Timothy C. Oliver has been designated as the Chief Executive Officer of NCR Atleos, LLC (“Atleos”), effective as of and conditional upon the separation of Atleos from NCR Corporation (“NCR,” to be renamed “NCR Voyix”) and the distribution of the shares of Atleos to common stockholders of NCR (collectively the separation and distribution, the “spin-off”). Mr. Oliver will cease serving as Senior Executive Vice President and Chief Financial Officer of NCR upon the closing of the spin-off.

Mr. Oliver’s biographical information and business experience is included in the registration statement on Form 10 initially filed by Atleos with the U.S. Securities and Exchange Commission on June 26, 2023 and as further amended thereafter and declared effective August 11, 2023 (as amended, the “Form 10”).

In connection with his designation as Chief Executive Officer of Atleos, Atleos, Cardtronics USA, Inc., a wholly owned subsidiary of Atleos, and Mr. Oliver entered into an employment agreement, effective as of and conditional upon the closing of the spin-off, pursuant to which he will receive an annual base salary of $800,000 and participate in the Atleos Management Incentive Plan with a total annual cash target bonus opportunity of 150% of his base salary. Beginning in 2024, Mr. Oliver will also be eligible to receive annual equity grants under the Atleos 2023 Stock Incentive Plan with a minimum grant date value equal to $5,500,000. In the event of a qualifying termination, Mr. Oliver will participate in the Atleos Executive Severance Plan with a separation benefit of one times his annual base salary and target bonus, and will participate in the Atleos Change in Control Severance Plan with a separation multiplier equal to two-hundred percent (provided that in the event of a qualifying termination during the two-year period following the spin-off, the separation multiplier will be three-hundred percent). The employment agreement also contains customary employment terms and conditions, and in-term and post-term restrictive covenants applicable to Mr. Oliver.

The completion of the spin-off is subject to certain conditions as described in the Form 10 and in the related Atleos information statement, dated August 14, 2023, to be made available to NCR stockholders. There are no assurances as to when the spin-off will be completed, if at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Atleos, LLC

By:	/s/ Timothy C. Oliver
Timothy C. Oliver
President, Treasurer and Secretary

Date: September 27, 2023

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